    As filed with the Securities and Exchange Commission on July 28, 1995
                                                       Registration No. 33-_____

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               _________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ________________

                        AMERICAN BUSINESS PRODUCTS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

               GEORGIA                                        58-1030529
    (State or Other Jurisdiction                           (I.R.S. Employer
of Incorporation or Organization)                          Identification No.)

           SUITE 1200, 2100 RIVEREDGE PARKWAY, ATLANTA, GEORGIA 30328 (Address of Principal Executive Offices, including Zip Code)


             AMERICAN BUSINESS PRODUCTS, INC. EMPLOYEE SAVINGS PLAN
                            (Full Title of the Plan)


                                ________________


              DAWN M. GRAY                                   COPY TO:
           CORPORATE SECRETARY
     AMERICAN BUSINESS PRODUCTS, INC.                  M. HILL JEFFRIES, ESQ.
  2100 RIVEREDGE PARKWAY,  SUITE 1200                 LONG, ALDRIDGE & NORMAN
         ATLANTA, GEORGIA 30328                ONE PEACHTREE CENTER, SUITE 5300
(Name and Address of Agent For Service)              ATLANTA, GEORGIA 30308
             (404) 953-8300                             (404) 527-4000
(Telephone Number, Including Area Code,
         of Agent For Service)

                                      CALCULATION OF REGISTRATION FEE

=======================================================================================================
     Title of               Amount               Proposed              Proposed              Amount of
    Securities               to be                Maximum               Maximum            Registration
       to be             Registered (1)          Offering              Aggregate              Fee (2)
    Registered                                   Price Per             Offering
                                                 Share (2)             Price (2)
=======================================================================================================
Common Stock,
$2.00 par value
per share                   500,000              $18.8125             $9,406,250            $3,243.53
=======================================================================================================



(1) An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, if the outstanding shares of the Common Stock of the Company are increased or decreased by reason of a recapitalization, reclassification, stock split, combination of shares or dividend payable in Common Stock of the Company. In addition, pursuant to Rule 416(c) promulgated under the Securities Act of 1933, this Registration Statement also registers an indeterminate amount of interests to be offered or sold pursuant to the American Business Products, Inc. Employee Savings Plan (the "Plan").

(2) The calculation of the registration fee is based on the anticipated requirement of the Plan over the next five years. The shares of Common Stock registered hereby represent the estimated number of shares which may be purchased with employer and employee contributions or distributed pursuant to the Plan within the five year period. The offering prices for such shares which may be acquired in the future
         under the Plan are not presently determinable.   The offering prices
         for such shares is estimated pursuant to Rue 457(c) and (b) solely for the purpose of calculating the registration fee and is based upon the average of the high and low prices of the Registrant's Common Stock on July 25, 1995 as reported in the consolidated reporting system.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by American Business Products, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") hereby are incorporated herein by reference as of their respective dates:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995; and

         (3)     The description of the Company's Common Stock as contained in
Item 1 of the Company's Registration Statement on Form 8-A (Registration No. 1-7088) as filed with the Commission on November 20, 1972.

         In addition, all reports and documents subsequently filed by the Company and the American Business Products, Inc. Employee Savings Plan (the "Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 14-2-202(b)(4) of the Georgia Business Corporation Code (the "Georgia Code") provides that a corporation's articles of incorporation may include a provision that eliminates or limits the personal liability of directors for monetary damages to a corporation or its shareholders for breach of their fiduciary duties as directors. The Section does not, however, authorize a corporation to eliminate or limit the liability of a director for appropriating, in violation of his duties, any business opportunity of a corporation, engaging in intentional misconduct or a knowing violation of law, obtaining an improper personal benefit, or authorizing a dividend, stock repurchase or redemption, distribution of assets or other distribution in violation of Section 14-2-640 of the Georgia Code or the articles of incorporation of a corporation. Section 14-2-202(b)(4) also does not eliminate or limit the right of a corporation or any shareholder to seek an injunction, a rescission or any other equitable (non-monetary) relief in the event of a breach of a director's fiduciary duty. In addition, Section 14-2-202(b)(4) applies only to claims against a director arising out of his role as a director and does not relieve a director from liability arising from his role as an officer or in any other capacity.

         Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Code govern the indemnification of directors and officers. Section 14-2-851 of the Georgia Code provides for indemnification of directors of a corporation for liability incurred by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding (other than actions brought as derivative actions by or in the right of a corporation) in which they may become involved by reason of being a director of a corporation. Section 14-2-851 also provides such indemnity for directors who, at the request of a corporation, act as directors, officers, partners, trustees, employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or another enterprise. The Section permits indemnification if the director acted in a manner which he believed in good faith to be in or not opposed to the best interest of a corporation and, in addition, in criminal actions, if he had no reasonable cause to believe his conduct to be unlawful. If the required standard of conduct is met, indemnification may include judgments, settlements, penalties, fines or reasonable expenses (including attorneys' fees) incurred with respect to a proceeding. However, if the director is adjudged liable to a corporation in a derivative action or on the basis that personal benefit was improperly received, the director will only be entitled to such indemnification for reasonable expenses as a court finds to be proper in accordance with the provisions of Section 14-2-854.

         Section 14-2-852 of the Georgia Code provides that directors who are successful with respect to any claim against them are entitled to indemnification against reasonable expenses as of right. On the other hand, if the charges made in any action are sustained, the determination of whether the required standard of conduct has been met will be made, in accordance with the provisions of Georgia Code Section 14-2-855, by either the Board of Directors or a committee thereof, acting by disinterested members, by special legal counsel or by the shareholders, but shares owned by or voted under the control of directors seeking indemnification may not be voted.

         Section 14-2-857 of the Georgia Code provides that an officer of a corporation (but not an employee or agent generally) who is not a director has the mandatory right of indemnification granted to directors under Section 14-2-852 as described above. In addition, a corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent authorized by its articles of incorporation, bylaws, the Board of Directors or by contract and to the extent such action is not inconsistent with public policy.

         The provisions of Article Eight of the Company's Amended and Restated Articles of Incorporation and Article VII of the Company's Bylaws, as amended and restated (the "Bylaws"), are similar in all substantive respects to those contained in Section 14-2-202(b)(4) and in Sections 14-2-850 to 14-2-859, inclusive, of the Georgia Business Corporation Code outlined above.

         Officers and directors of the Company presently are covered by insurance which (with certain exceptions and within certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act" including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other act done or wrongfully attempted. The cost of such insurance is borne by the Company as permitted by the Bylaws of the Company and the laws of the State of Georgia.


ITEM 8.  EXHIBITS.

         Pursuant to the instructions to Item 8 of Form S-8, no opinion of counsel as to the legality of the securities being registered is required because the shares are not original issuance securities. Additionally, the registrant hereby undertakes to submit the Plan to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Exhibit
Number                    Description
- ------                    -----------
23                        Consent of Deloitte & Touche LLP

24                        Powers of Attorney

ITEM 9.  UNDERTAKINGS.

         A.      RULE 415 OFFERING.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.      SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.      INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 26th day of July 1995.

                                        AMERICAN BUSINESS PRODUCTS, INC.



                                        By: /s/ Thomas R. Carmody
                                            ---------------------------
                                                Thomas R. Carmody
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of July 26, 1995.

Signatures                                     Title
- ----------                                     -----
/s/ Thomas R. Carmody                          Chairman and Chief Executive Officer
- ---------------------------------              (Principal Executive Officer)
Thomas R. Carmody


/s/ W.C. Downer                                Vice President-Finance
- ---------------------------------              (Principal Financial and Accounting Officer)
W.C. Downer



F. Duane Ackerman*                             Director
- ---------------------------------
F. Duane Ackerman



                                               Director
- ---------------------------------
John E. Aderhold



W. Joseph Biggers*                             Director
- ---------------------------------
W. Joseph Biggers



Henry Curtis VII*                              Director
- ---------------------------------
Henry Curtis VII


Herbert J. Dickson*
- ---------------------------------
Herbert J. Dickson                             Director

Robert W. Gundeck*
- ----------------------------------
Robert W. Gundeck




- ----------------------------------
Hollis L. Harris



W. Stell Huie*
- ----------------------------------
W. Stell Huie


Thomas F. Keller*
- ----------------------------------
Thomas F. Keller



Rex A. McClelland*
- ----------------------------------
Rex A. McClelland



G. Harold Northrop*
- ----------------------------------
G. Harold Northrop



* By: /s/ Dawn M. Gray
      ----------------------------
         Dawn M. Gray,
         as Attorney-in-Fact

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 26, 1995.

                                        AMERICAN BUSINESS PRODUCTS, INC.
                                        EMPLOYEE SAVINGS PLAN


                                        By: /s/ R. A. LeFeber
                                            ------------------
                                            R. A. LeFeber,
                                            Plan Administrator

                                 EXHIBIT INDEX



EXHIBIT                   DESCRIPTION
- -------                   -----------
23                        Consent of Deloitte & Touche LLP

24                        Powers of Attorney